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                                                                    EXHIBIT 99.2

                              PRIME RESPONSE, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON [____], 2001

The undersigned hereby appoints Terence H. Osborne and Mary Jefts, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Prime Response, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Prime Response, Inc. to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 on [_____], 2001 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

The undersigned hereby acknowledges receipt of the: (1) Notice of Special Meeting of Stockholders of Prime Response, Inc., and (2) accompanying Joint Proxy Statement/Prospectus.

             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)
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[X]  PLEASE MARK
   VOTES AS IN THIS EXAMPLE

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRIME RESPONSE, INC. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of January 8, 2001, among Chordiant Software, Inc., a Delaware corporation, Puccini Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Chordiant Software, Inc. and Prime Response, Inc.

          FOR                     AGAINST                  ABSTAIN
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          [ ]                       [ ]                      [ ]
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     SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE.   IF SHARES
     OF STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH PERSONS SHOULD SIGN THE ABOVE PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A CORPORATION, THE PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. EXECUTORS, TRUSTEES, ADMINISTRATORS, GUARDIANS, ATTORNIES-IN-FACT OR OTHER FIDUCIARIES SHOULD GIVE THEIR FULL TITLE. PLEASE DATE THE PROXY.

Signature:                                                      Date:
                                                                -----

Signature:                                                      Date:
                                                                -----

            PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE
             ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF
                         MAILED IN THE UNITED STATES.
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